Exhibit 10.2

INTELLECTUAL PROPERTY ASSIGNMENT

This INTELLECTUAL PROPERTY ASSIGNMENT (this “Assignment”), effective this 15th day of August, 2017, is made and entered into by and between Boulevard Acquisition Corp. II, a Delaware corporation ( the “Company”), and Avenue IP, LLC  , a Delaware limited liability company (“Avenue”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, the Company is using the name “Boulevard”, the trading symbols “BLVD”, “BLVDU” and “BLVDW” and all trademark rights embodied thereby (the “Boulevard IP”); and

WHEREAS, the Company, Estre Ambiental S.A., a sociedade anônima organized under the laws of Brazil (“Estre”), and certain other parties are or will become parties to that certain Business Combination Agreement, dated as of the date hereof (as it may be amended from time to time, the “Business Combination Agreement”), pursuant to which the Company will enter into a business combination with Estre and change its name; capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Business Combination Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Assignment.  Effective upon the Closing under the Business Combination Agreement, the Company hereby assigns and conveys to Avenue all of Company’s right, title and interest in and to the Boulevard IP and any and all goodwill included with the Boulevard IP.  The Company agrees not to use any of the Boulevard IP following the Closing.

2.              No Warranties.  The Company makes no warranties, express or implied, with respect to the Boulevard IP.

3.              Further Assurances.  The Company shall, at the cost and expense of Avenue, take all actions and execute all documents which Avenue reasonably deems necessary or desirable to transfer the Company’s interest in and to the Boulevard IP to Avenue, and the Company shall not enter into any agreement in conflict with this Assignment.

4.              Termination.  This Assignment shall terminate and be of no force or effect if the Business Combination Agreement shall be terminated for any reason.

5.              Governing Law.  This Assignment shall be governed by the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Assignment to be executed by its duly authorized representative.

BOULEVARD ACQUISITION CORP. II

By:	/s/ Stephen Trevor
Name:	Stephen Trevor
Title:	Chief Executive Officer

AVENUE IP, LLC

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Managing Member

[Signature Page to Intellectual Property Assignment]